AMENDMENT TO EMPLOYMENT AGREEMENT

     AMENDMENT, dated as of May 17, 1995, to the employment agreement (the "Employment Agreement"), dated as of January 3, 1995, by and among Finlay Enterprises, Inc., a Delaware corporation (the "Parent"), Finlay Fine Jewelry Corporation, a Delaware corporation ("Finlay"), and Arthur E. Reiner (the "Executive").

                              W I T N E S S E T H :

     WHEREAS, the parties hereto mutually desire to amend certain provisions of the Employment Agreement;

     NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

     1. A new Section 8A shall be added to the Employment Agreement immediately after the text of Section 8 thereof, which shall read in its entirety as follows:

          "8A. Additional Provisions Regarding Purchased Shares and Option Shares. Notwithstanding the provisions of Sections 7(e) and 8(g) hereof, the Executive shall have the right to sell an amount equal to not more than 15% of each of the Purchased Shares and Option Shares (including Option Shares represented by vested but unexercised Options held by the Executive) ('Diluted Option Shares') during each of Fiscal Year 1996 (including, for purposes hereof, the period January 3, 1996 through February 1, 1997) and Fiscal Year 1997 and not more than 35% of each of the Purchased Shares and Diluted Option Shares during each of the Parent's 1998 and 1999 fiscal years, such amounts to be inclusive of all sales, public or private, of the Executive's stock of the Parent, it being agreed that the permitted amount of sales of such stock during any Fiscal Year or fiscal year shall be cumulated in the event the maximum amount of permitted sales hereunder in any prior year are not made.

     "In connection with the foregoing, the Parent, at the Executive's request and at the Parent's expense, agrees to register, from time to time, the offer and sale of the Purchased Shares and Option Shares referred to above to enable the Executive to sell such shares (subject to applicable legal limitations, restrictions set forth in this Agreement and restrictions from the underwriters of the Parent's April 1995 public offering of Common Stock). The obligation of the Parent to register such shares shall cease upon the earlier to occur of: (i) the date when the Executive is able to sell all of such shares pursuant to Rule 144 (subject to no volume limitations) and (ii) the end of the Parent's 1999 fiscal year. The Executive agrees to provide to the Parent sufficient advance written notice of any sale the Executive wishes to make in order to allow the Parent to file the necessary documents with the Securities and Exchange Commission, and applicable state securities authorities, to register the offer and sale of such shares under the Securities Act of 1933, as amended, and

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applicable  state  securities or 'blue sky' laws.  It is further  agreed that no registration statement which the Executive requests in respect of the Purchased Shares need be filed prior to February 1, 1996, and the Executive shall not sell any Purchased Shares or Option Shares prior to February 1, 1996."

  2. (a) The provisions of Sections 7(e)(i) and 8(g)(i) shall be deleted from the Employment Agreement and the phrase "[intentionally omitted]" shall be inserted in lieu thereof.

     (b) The provisions of Section 7(g) of the Employment Agreement shall be amended so that the clause "or Section 8A hereof" is inserted in the first sentence thereof immediately after the clause "prior to any sale of Purchased Shares permitted under paragraph (e)".

     (c) The provisions of Section 8(h) of the Employment Agreement shall be amended so that the clause "or Section 8A hereof" is inserted in the first sentence thereof immediately after the clause "prior to any sale of Option Shares permitted under paragraph (g)".

     (d) The provisions of Section 9(c)(iv)(A) of the Employment Agreement shall be amended so that the reference to Section "6 or 8" therein is modified to read "6, 8 or 8A".

     3. Except as amended hereby, the Employment Agreement shall remain in full force and effect, without change or modification. The Employment Agreement, together with this Amendment and the other documents referred to in the Employment Agreement, is intended by the parties as a final expression of their agreement and understanding in respect of the subject matter contained herein and therein. The Employment Agreement, this Amendment and such other documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

     4. This instrument may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5. Terms defined in the Employment Agreement and not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

     6. This Amendment to Employment Agreement shall become effective upon the receipt of all required third-party consents, including, without limitation: (a) consent under the Amended and Restated Credit Agreement, dated as of March 28, 1995, among the Parent, Finlay, General Electric Capital Corporation, individually and as agent for the lenders named therein (the "Lenders") and the Lenders; and (b) consent under the Registration Rights Agreement, dated as of May 26, 1993, among the Parent and certain stockholders of the Parent.






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     IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the day and year first above written.


                                          /s/Arthur E. Reiner
                                          -------------------------
                                          Arthur E. Reiner

                                          FINLAY ENTERPRISES, INC.


                                          By /s/Barry Scheckner
                                             ----------------------
                                             Name:  Barry Scheckner
                                             Title: Senior Vice President

                                          FINLAY FINE JEWELRY CORPORATION


                                          By /s/Barry Scheckner
                                             ----------------------
                                             Name:  Barry Scheckner
                                             Title: Senior Vice President

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